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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     NATIONAL ATLANTIC HOLDINGS CORPORATION

            THIS IS TO CERTIFY that NATIONAL ATLANTIC HOLDINGS CORPORATION., a New Jersey corporation under and by virtue of the provisions of Title 14A of the Revised Statutes of New Jersey and the several amendments thereof and supplements thereto, amends, restates and integrates the provisions of the Corporation's Certificate of Incorporation, pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act, as follows (this "Amended and Restated Certificate"):

                                   ARTICLE I

                                      NAME

            The name of the Corporation is NATIONAL ATLANTIC HOLDINGS
CORPORATION

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

            As of filing of this Amended and Restated Certificate, the address of the Corporation's registered office in the State of New Jersey is 4 Paragon Way, Freehold, New Jersey 07728, and the name of the Corporation's registered agent at such address is Cynthia L. Codella, Corporate Secretary.

                                  ARTICLE III

                                     PURPOSE

            The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE IV

                                  CAPITAL STOCK

            The aggregate number of shares of capital stock which the Corporation shall have authority to issue is sixty million shares (60,000,000) shares, of which ten million (10,000,000) shares shall be Preferred Stock, with no par value, and fifty million (50,000,000) shares shall be Common Stock, with no par value.

            (a) Preferred Stock. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of shares of Preferred Stock, which may be issued from time to time in one or more series; to fix or alter the designations, powers,

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preferences and limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidate preferences or other rights, if any, and the qualifications, limitations, restrictions thereof, of any wholly unissued series of Preferred Stock; to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of Preferred Stock (but not below the number of shares then outstanding), which shall be accomplished by an amendment to this Amended and Restated Certificate adopted by a majority of the Board of Directors then in office.

            (b) Common Stock. The Common Stock shall have the rights, preferences, privileges and limitations as set forth below.

            (i) Voting. The holders of Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

            (ii) Dividends. Subject to the provisions of law, dividends may be paid on the Common Stock of the Corporation out of the assets legally available therefor at such time and in such amounts as the Board of Directors may deem advisable. Whenever the Board of Directors of the Corporation declares a dividend, such dividend shall be payable on such date as may be determined by the Board of Directors. The discretion of the Board of Directors in declaring dividends shall be unlimited. The holders of Common Stock shall have no right to receive dividends (or any sums on account of dividends upon any liquidation, dissolution, winding up or redemption) unless actually declared and made payable by the Board of Directors. Such dividends shall not be cumulative.

            (iii) Liquidation, Dissolution, Winding-Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its shareholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized hereunder.

            (c) No Preemptive Rights. No holder of any stock or other security of the Corporation of any class now or hereafter authorized shall, as such holder, be entitled as of right or have any preemptive right to purchase any shares of capital stock of the Corporation now or hereafter authorized, or any securities or other instruments evidencing the right to acquire any shares of capital stock of the Corporation, whether such shares or securities or instruments be unissued, or issued and thereafter acquired by the Corporation.

                                   ARTICLE V

                                  SHAREHOLDERS

            (a) Action by Shareholders. Any action taken by shareholders must be taken at an annual meeting or special meeting of shareholders of the Corporation. Shareholder action by written consent in lieu of a meeting is not permitted.

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            (b) Calling of Special Meetings. Except as otherwise required by law, special meetings of shareholders may only be called by a majority the Board of Directors then in office or by the Chief Executive Officer. Special meetings of the shareholders of the Corporation may not be called by any other person or persons, except as may be required by law.

            (c) Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

            (a) Number of Directors. As of the date of filing of this Amended and Restated Certificate, the number of directors constituting the Board of Directors of the Corporation is eight the address of each director is 4 Paragon Way, Freehold, New Jersey 07728, and the name of each director is set forth below:

      James V. Gorman
      F.P. "Skip" Campion
      Peter A. Cappello, Jr.
      Andrew C. Harris
      Thomas M. Mulhare
      Thomas J. Sharkey, Sr.
      Steven V. Stallone
      Candace L. Straight

The number of directors constituting the Board of Directors of the Corporation from time to time shall be determined in the manner provided in the Bylaws of the Corporation.

            (b) Classification of Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the members of the Board of Directors shall be divided into three classes, each of which shall be as nearly equal in number of directors as possible. At each annual meeting of shareholders, the directors of only one class shall be elected (unless vacancies are being filled or as otherwise required by law), and the directors in such class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors have been duly elected and qualified.

            (c) The initial Class I directors, whose term expires at the Annual Meeting in 2005 are Steven V. Stallone and Thomas J. Sharkey, Sr. The initial Class II directors, whose term expires at the Annual meeting in 2006 are Peter
A. Cappello, Jr., Andrew C. Harris and Candace L. Straight. The initial Class III directors whose term expires at the Annual Meeting in 2007 are James V. Gorman, F.P. "Skip" Campion and Thomas M. Mulhare.

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            (d) Removal of Directors. The shareholders may remove a director from the Board of Directors during the director's term of office only for cause. Removal of a director for cause requires the affirmative vote of the holders of a majority of all outstanding shares entitled to vote for the election of directors.

            (e) Vacancies. Vacancies or newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next succeeding annual meeting of shareholders and until their successors are duly elected and shall qualify, unless sooner displaced. Except as provided by applicable law, the Board of Directors shall have the exclusive power and authority to fill any vacancies or any newly created directorships on the Board of Directors and the stockholders shall have no right to fill such vacancies. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

                                  ARTICLE VII

                                 INDEMNIFICATION

            (a) Limitation on Personal Liability of Directors and Officers. No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (2) for acts or omissions not in good faith or which involve a knowing violation of law, (3) under Section 14A:6-12 of the New Jersey Business Corporation Act, or (4) for acts or omissions which result in receipt by the director of an improper personal benefit or as otherwise required by law. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act, as so amended. Any repeal or modification of this Section (a) of Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            (b) The Corporation shall indemnify a corporate agent of the Corporation against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

            (i) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

            (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

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            The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such corporate agent did not meet the foregoing standards of conduct.

            (c) The Corporation shall indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

            (d) The Corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections (b) and (c) of this Article VII or in defense of any claim, issue or matter therein.

            (e) A determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Sections (b) or (c) of this Article VII:

            (i) by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

            (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors; or

            (iii) by the shareholders if a resolution of the Board of Directors or of the shareholders so directs.

            (f) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this Article VII.

            (g) The indemnification and advancement of expenses provided by this
Article VII shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a corporate agent may be entitled by agreement, vote of

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shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) which the corporate agent knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which the corporate agent had a material conflict of interest, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

            (h) The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this
Article VII. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

            (i) Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify a corporate agent to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated if the New Jersey Business Corporation Act is amended to authorize corporate action providing additional indemnification rights, then the Corporation shall indemnify a corporate agent to the full extent permitted by applicable law. Any repeal or modification of this Article VII shall not adversely affect any right of a corporate agent existing at the time of such repeal or modification.

            (j) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.

            (k) "Expenses" means reasonable costs, disbursements and counsel fees.

            (l) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties.

                                  ARTICLE VIII

                                    DURATION

            The duration of the Corporation shall be perpetual.

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                                   ARTICLE IX

                                    AMENDMENT

            This Amended and Restated Certificate of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors then in office, and by the affirmative vote of the holders of at least a majority of the votes entitled to vote thereon; provided, however, Article IV(a), Article V(a),
Article V(b), Article VI(b), Article VI(d) and this Article IX may only be amended by the affirmative vote of two-thirds of the Board of Directors then in office, and by the affirmative vote of the holders of at least two-thirds of the votes entitled to vote thereon.

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            IN WITNESS WHEREOF, National Atlantic Holdings Corporation has
caused this Amended and Restated Certificate to be duly executed by its Chairman, and attested by its Secretary, on this _____ day of [____], 2004.

                                        NATIONAL ATLANTIC HOLDINGS
                                        CORPORATION

                                        By: ___________________________________
                                                         [Name]
                                                        Chairman

Attest:

__________________________________
            [Name]
          Secretary